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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF IMARX THERAPEUTICS, INC.
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NAME OF SUBSIDIARY                                  JURISDICTION OF ORGANIZATION
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ImaRx Newco, Ltd.                                                        Bermuda

ImaRx Europe Limited                                           England and Wales